Exhibit 99.1

BOSTON PRIVATE ANNOUNCES EXECUTIVE CHANGES

BOSTON, MASS. — (November 9, 2015) — Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today announced that Mark D. Thompson, President of the Company and Chief Executive Officer of Boston Private Bank & Trust Company (the “Bank”) is retiring at the end of the year. Mr. Thompson will stay on as CEO of the Bank and President of the Company, and continue to serve on the boards of both entities, until year-end.

“In the course of my 21 years with the Bank, and the past five years as an executive with the Company, we have made enormous strides in completely transforming our business,” said Mr. Thompson. “When I started with the Bank, it had $100 million in assets, one office and no investment management capabilities at all. The Bank now has over $7 billion in balance sheet assets, 34 offices, and a wholly owned wealth management subsidiary of the Bank with approximately $8 billion in assets under management. More important than these numbers, however, are our people. I believe we have the very best professionals anyone could ask for in our industry, as well as an amazingly high caliber client roster. It is because of my confidence in our employee base that I feel I can step away from my current role and pursue other facets of my life that I have left unattended while building the Bank.”

Clayton G. Deutsch, CEO of the Company, said “Mark has been a valuable partner to me since I joined our Company in 2010, and has been instrumental in our work to position Boston Private for long term health and success. He and I together have worked very hard to advance our integrated Boston Private Wealth, Trust and Private Banking model. On behalf of the Company and the Board, we all wish him the very best in his next chapter, and extend our deepest gratitude to him for his contributions. While Mark will be missed by all of us, I have great confidence in the breadth and depth of our leadership group and the strength of our professionals. Mark’s ultimate legacy is that he leaves behind tremendous people in our Company, with great core values and a strong culture.”

The Board has not yet named a successor to Mr. Thompson and is expected to take the remainder of the year to consider candidates.

Mr. Thompson concluded, “While I recognize that there is still a lot more to do here at the Company, I also want to be able to try my hand at some other endeavors. I plan to stay in the area and will continue to be involved in the Bank as a member of the Advisory Board following my retirement at year end, while also focusing more on my charitable and community work.”

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, Atlanta, Florida, Wisconsin, and Texas. The Company has a $7 billion Private Banking balance sheet, and manages approximately $27 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH).

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, and prospects for growth. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements due to many factors including changes in assumptions used in making such forward-looking statements, and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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MEDIA CONTACTS:

John Hartz

Sloane & Co.

(p)	857-598-4779

jhartz@sloanepr.com

Steven Gaven

Vice President, Director of Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3793

sgaven@bostonprivate.com